United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 24, 2024

Date of Report (Date of earliest event reported)

CETUS CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41609	88-2718139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Floor 3, No. 6, Lane 99 Zhengda Second Street, Wenshan District Taipei, Taiwan, R.O.C.	11602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +886 920518827

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one Warrant and one Right	CETUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share, included as part of the Units	CETU	The Nasdaq Stock Market LLC
Warrants included as part of the Units	CETUW	The Nasdaq Stock Market LLC
Rights included as part of the Units	CETUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 24, 2024, MKDWELL (Jiaxing) Electronic Technology Ltd. (the “Borrower”), a company organized and existing under the laws of China, and MKDWELL Tech Inc. (the “Issuer”), a corporation organized and existing under the laws of the British Virgin Islands, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investor identified on the signature page thereto (the “Investor”), pursuant to which the Investor agreed to purchase from the Borrower a convertible promissory note in the aggregate principal amount of RMB35,000,000 (approximately USD $4.8 million) (the “Note”). The closing of the transactions contemplated by the Purchase Agreement shall occur on the business day immediately before the date on which the Business Combination (as defined below) is consummated. The Issuer also agreed that it would issue an additional 150,000 of its ordinary shares to the Investor within ten (10) business days after the Investor receives and provides to the Issuer the applicable permit or approval from the People’s Republic of China authority with respect to the foreign currency exchange regulations to hold such shares, including such required approval pursuant to SAFE Circular No. 37.

The Issuer is a party to that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”) dated as of June 20, 2023 among Cetus Capital Acquisition Corp. (the “Company” or “Cetus Capital”), MKD Technology Inc., a Taiwan corporation (the “MKD Taiwan”), MKDWELL Limited, a British Virgin Islands company (“MKD BVI”), and the other parties thereto, pursuant to which, among other things, Cetus Capital will merge with and into a newly-formed, wholly-owned subsidiary of the Issuer, and MKD BVI will merge with and into a separate newly-formed, wholly-owned subsidiary of the Issuer, following which mergers each of Cetus Capital and MKD BVI will be a wholly-owned subsidiary of the Issuer. Following the completion of the Business Combination, the Borrower, through MKD BVI, will be an indirect subsidiary of the Issuer.

The Note shall bear interest at the rate of ten percent (10%) per annum, and the entire unpaid principal balance of the Note plus any accrued and unpaid interest thereon (the “Note Amount”) is payable two years from the issuance date. In addition, at any time beginning ninety (90) days after the issuance date of the Note, the Note Amount may be converted into ordinary shares of the Issuer at a price per share equal to the lower of (x) $5.00 or (y) the fifteen (15) trading day volume weighted average price of the ordinary shares of the issuer, provided that in no event will the conversion price be lower than $2.00.

The foregoing summary of the Purchase Agreement and of the Note is qualified in its entirety by reference to the full text of the Purchase Agreement and of the Note, which are filed as Exhibits 10.1 and 10.2 hereto, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of July 24, 2024 by and among MKDWELL (Jiaxing) Electronic Technology Ltd., MKDWELL Tech Inc. and the investor identified on the signature page thereto.
10.2	Form of Convertible Promissory Note to be issued by MKDWELL (Jiaxing) Electronic Technology Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2024	CETUS CAPITAL ACQUISITION CORP.

	By:	/s/ Chung-Yi Sun
	Name:	Chung-Yi Sun
	Title:	President & CEO